Exhibit 10
                                                                      ----------



                            PROMISSORY NOTE AGREEMENT

$300,000 (Initial Amount)                                        April 2, 2008

      FOR VALUE RECEIVED, the undersigned, STC Investment Holdings LLC, a Delaware limited liability company (the "BORROWER"), hereby unconditionally promises to pay to Stone Tower Operating LP, a Delaware limited partnership (the "HOLDER"), in lawful money of the United States of America, the sum of (i) a principal sum of three hundred thousand dollars ($300,000) (the "INITIAL ADVANCE"), plus the principal amount of any Additional Advances (as defined below), in each case, on April 1, 2010 (the "MATURITY DATE"), and to pay interest on the unpaid Principal Amount of this Note as set forth in Section 2 below from the date hereof until such principal amount is paid in full.

      1. CERTAIN DEFINED TERMS. As used in this Note, the following terms shall have the following meanings:

      "ADDITIONAL ADVANCE" means any additional advance made by the Holder to the Borrower hereunder, in the sole and absolute discretion of the Holder; PROVIDED that the principal sum of the Initial Advance and all Additional Advances (collectively, the "PRINCIPAL AMOUNT" of this Note) shall not exceed six million dollars ($6,000,000). The Initial Advance and all Additional Advances shall be set forth by the Holder on Annex A hereto, as the same shall be updated from time to time by the Holder to reflect the making of Additional Advances and the prepayments of principal amounts hereunder in accordance with Section 3 hereof. The amounts reflected on Annex A hereto shall be binding upon the parties hereto and conclusive evidence of the unpaid principal amount of this Note outstanding from time to time, absent manifest error.

      "COMPANY" means STC Investment Holdings LLC, a Delaware limited liability company.

      "COMPANY AGREEMENT" means the First Amended and Restated Limited Liability Company Agreement of STC Investment Holdings LLC, dated as of March 4, 2008 (as the same may be amended, supplemented or otherwise modified from time to time).

      "PRIME RATE" means the prime rate as published in the "Money Rates" table in THE WALL STREET JOURNAL. If more than one rate is published, the highest rate prevails.

      "LIEN" means with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property.

      "NET CASH PROCEEDS" means proceeds, if any, in the form of cash received by the Borrower from (a) any sale by the Borrower to an unaffiliated third party of the Borrower's interest in the Company or (b) a distribution from the Company to the Borrower of proceeds resulting from any sale of asset, in each case net of (i) the costs related to such sale and (ii) taxes paid or reasonably estimated to be payable as a result of such sale.

      "NOTE" Means this Note Agreement.

      "PROPERTY" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

      2. INTEREST. The Borrower hereby unconditionally promises to pay to Holder interest (computed on the basis of a 360 day year, for the actual number of days elapsed in the period for which interest is being computed) on the unpaid Principal Amount of this Note from the date hereof to and including the date of repayment at a rate per annum equal to the Prime Rate plus 1.0%. Notwithstanding the foregoing, the Borrower hereby unconditionally promises to pay to the Holder interest on any principal or interest payable by the Borrower under this Note that shall not be paid in full when due (whether at stated maturity or upon optional or mandatory prepayment or otherwise), for the period from and including the due date of such payment to but excluding the date the same is paid in full, at a rate per annum equal to the Prime Rate plus 2.0% (the "POST-DEFAULT RATE"). All accrued interest shall be due and payable (a) on the first Business Day of each month, commencing on the first such day following the date hereof, (b) to the extent not previously paid in full, on the Maturity Date, (c) upon the payment or prepayment of any principal owing under this Note (but only on the Principal Amount so paid or prepaid), and (d) in the case of interest payable at the Post-Default Rate, from time to time on demand of the Holder. At the election of the Borrower, the Borrower may pay accrued interest on each interest payment date either in (i) cash or (ii) through the addition of such accrued interest (a "PIK INTEREST AMOUNT") to the Principal Amount of this Note. For all purposes of this Note, all PIK interest amounts shall be treated as principal hereunder and all references to the Principal Amount shall include all PIK interest amounts.

      3.    PREPAYMENT.

            (a) PREPAYMENT AT THE OPTION OF THE BORROWER. The Borrower may prepay the Principal Amount of this Note without premium or penalty at any time or from time to time. Each such prepayment of principal shall be accompanied by the payment of all accrued and unpaid interest on the Principal Amount so prepaid to the date of prepayment. The Holder shall reflect any such repayment on Annex A hereto.

            (b) MANDATORY PREPAYMENT. To the fullest extent permitted by applicable law, upon receipt by the Borrower of Net Cash Proceeds, the Borrower shall promptly thereafter apply such Net Cash Proceeds to repay all obligations of the Borrower to the Holder under this Note.

      4. RECORDATION OF AMOUNTS OWING. The Holder shall maintain records of the amounts owing under this Note, and such records shall, absent manifest error, be conclusive evidence of such amounts. Prior to any sale, assignment or transfer of this Note, each payment of principal theretofore made under this Note shall be endorsed by the Holder on Annex A hereto (or any continuation of said Annex).

      5. MANNER OF PAYMENT. All payments of principal and interest to be made by the Borrower under this Note shall be made in U.S. Dollars, in immediately available funds, by wire transfer to an account identified in a notice to the Borrower not later than three Business Days prior to the date of such payment, not later than 4:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). All amounts payable under this Note shall be paid free and clear of and without deduction by reason of any set-off, counterclaim, deduction or withholding whatsoever (including, without limitation, any deduction or withholding in respect of taxes). The Borrower shall, at the time of making each payment under this Note, specify to the Holder the amounts payable by the Holder under this Note to which such payment is to be applied, in which case such payment shall be so applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, such payment shall be applied in such manner as is determined to be appropriate by the Holder). As used in this Note, "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

      6. PAYMENTS ON BUSINESS DAYS. If the due date of any payment under this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension.

      7. RIGHT OF SETOFF. The Borrower agrees that, in addition to (and without limitation of) any right of setoff the Holder may otherwise have, the Holder shall be entitled at its option, to offset amounts owing by the Borrower to the Holder, in Dollars or in any other currency (regardless of whether such amounts are then due to the Borrower), against any amount payable by the Borrower to the Holder under this Note that is not paid when due; provided that nothing contained herein shall require the Holder to exercise any such right.

      8. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Holder as follows:

            (a) ORGANIZATION. The Borrower is a limited liability company duly organized and validly existing under the law of the State of Delaware and has all requisite limited liability power necessary to own its assets and carry on its business as now being or as proposed to be conducted.

            (b) NO BREACH. None of the execution or delivery of this Note, the making of the extension(s) of credit evidenced hereby, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the certificate of formation of the Borrower or the limited liability agreement (or any equivalent documents) of the Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Borrower is a party or by which the Borrower is bound or to which the Borrower is subject, or constitute a default under, or result in the creation of any Lien under, any such agreement or instrument.

            (c) ACTION; EXECUTION AND DELIVERY; ENFORCEABILITY. The Borrower has all necessary limited liability company power and authority to execute, deliver and perform its obligations under this Note; the execution, delivery and performance by the Borrower of this Note have been duly authorized by all necessary limited liability company action on its part; and this Note has been duly and validly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms.

            (d) APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Borrower of this Note or for the validity or enforceability hereof. This Note is the legal, valid, and binding obligation of the Borrower, enforceable in accordance with the terms hereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

      9. COVENANTS. The Borrower covenants and agrees with the Holder that, until the payment in full of all amounts payable by the Borrower hereunder:

            (a) NOTICE OF DEFAULT. Promptly after the Borrower knows or has reason to believe that any Event of Default has occurred, the Borrower shall deliver to the Holder a notice thereof describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto.

            (b) CONDUCT OF BUSINESS. The Borrower shall (i) preserve and maintain its legal existence and all of its material rights and privileges; (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and
(iii) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied.

      10.   EVENTS OF DEFAULT; REMEDIES.

            (a) EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" under this Note:

                  (i) the Borrower shall fail to pay any payment of principal or interest payable under this Note within 5 business days of such payment becoming due;

                  (ii) any representation, warranty or certification made herein or pursuant hereto by the Borrower proves to have been false or misleading as of the time made in any material respect;

                  (iii) the Borrower defaults in any material respect in the performance of any of its obligations under this Note and such default (if remediable) continues unremedied for a period of 10 days after notice thereof to the Borrower by the Holder; or

                  (iv) (A) the Borrower shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (B) any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against the Borrower (but not instituted by the Borrower) either such proceedings shall remain un-dismissed or un-stayed for a period of 60 days or more or any action sought in such proceedings shall occur, or (C) the Borrower authorizes the liquidation, dissolution or winding-up of the Borrower.

            (b) ACCELERATION; REMEDIES. If an Event of Default (other than an Event of Default specified in clause (iv) above) occurs and is continuing, then the Holder, by written notice to the Borrower, may declare all unpaid principal of, and accrued interest on, this Note to be due and payable (in which event such principal and accrued interest shall be immediately due and payable). If an Event of Default specified in clause (iv) above occurs, all unpaid principal of, and accrued interest on, this Note shall ipso facto become and be immediately due and payable.

The Borrower agrees to pay or reimburse the Holder for paying all costs and expenses of the Holder (including, without limitation, reasonable counsels' fees) in connection with any enforcement or collection proceedings resulting from an Event of Default under this Note (including, without limitation, enforcement of this paragraph).

      11. NO WAIVER BY THE HOLDER. No delay, failure or discontinuance by or of the Holder in exercising any right, power or remedy under this Note shall affect or operate as a waiver of such right, power or remedy, and no single or partial exercise by the Holder of any right, power, or remedy will be presumed to preclude any subsequent or further exercise by the Holder, of that right, power or remedy. The rights, powers, and remedies and privileges of the Holder provided in this Note are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

      12. WAIVER BY THE BORROWER. Except as otherwise expressly provided herein, the Borrower hereby waives presentment and demand in connection with the enforcement of this Note.

      13. REPLACEMENT OF NOTE. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note and, in the case of any loss, theft or destruction, upon delivery of an appropriate indemnification agreement from the Holder or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Borrower will execute and deliver, in lieu thereof, a new Note of like tenor, dated the date to which interest on such lost, stolen, destroyed or mutilated Note has been paid.

      14. GOVERNING LAW; CONSENT TO JURISDICTION. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

      15. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE HOLDER, BY ITS ACCEPTANCE OF THE BENEFITS OF THIS NOTE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      16.   MISCELLANEOUS.

            (a) NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be transmitted by messenger, reputable delivery service, certified mail or facsimile, if (i) to the Borrower, to it at 152 West 57th Street - 33rd Floor, New York, NY 10019 USA, and (ii) if to the Holder, to it at 152 West 57th Street - 35th Floor, New York, NY 10019 USA, or to such other address for a party as such party shall designate in a written notice to the other party given in accordance with this Section. All notices and other communications shall be effective (A) if sent by messenger or reputable delivery service, when delivered and (B) if sent certified mail from and to locations within the United States of America, 5 days after having been sent by such mail, with return receipt requested.

            (b) SUCCESSORS AND ASSIGNS. This Note shall be binding upon the parties hereto and their respective successors and permitted assigns. The rights and benefits of the parties under this Note shall inure to the benefit of their respective successors and permitted assigns. The Borrower shall not assign or delegate any of its rights or obligations under this Note without the prior written consent of the Holder, and any purported assignment without such consent shall be void and of no effect. The Holder may at any time and from time to time, without consent of the Borrower, assign all of its rights under this Note to any one person, and, upon the Holder giving notice of such assignment to the Borrower specifying the interest being assigned, each reference herein to the Holder shall (solely in respect of the interest so assigned) constitute a reference to such assignee (as if such assignee were named herein) rather than the Holder.

            (c) AMENDMENT. This Note may not be amended unless such amendment is in writing and signed by the Holder and the Borrower. Any waiver or consent by the Holder or the Borrower under this Note must be in writing signed by the party against which such waiver is to be enforced or that grants such consent and shall be effective only in the instance and to the extent set forth in such writing.

            (d) FURTHER ASSURANCES. The Borrower agrees that from time to time it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Holder may reasonably request, in order to perfect and protect any assignment, pledge and security interest granted or purported to be granted hereby or to enable the Holder to exercise and enforce the rights and remedies provided hereunder.

IN WITNESS WHEREOF, the undersigned Borrower has executed and delivered this Note to the Holder on the date and year first above written.

                                    STC INVESTMENT HOLDINGS LLC


                                    By:
                                        --------------------------------
                                    Name:
                                    Title:

Accepted and Agreed:

STONE TOWER OPERATING LP
By: Stone Tower Capital LLC, its General Partner


By:
    --------------------------------
Name:  William J. Sheoris
Title: Chief Financial Officer